ESCROW AGREEMENT

ESCROW AGREEMENT ("Escrow Agreement") dated as of November 7, 2008 by and among AMERICAN SCIENTIFIC RESOURCES, INC., a Nevada corporation ("Company") and Blaydon Capital, LLC,  a Wisconsin limited liability company ("Purchaser"), and Robert C. Laskowski ("Escrow Agent").

WHEREAS, the Company has caused certificate(s) representing27,270,000 shares of the Company's common stock (the “Initial Escrow Shares”) to be delivered to the Escrow Agent as provided below to be held in escrow under this Escrow Agreement in order to be made available for conversion by Purchaser under the Company's Series A 8% Convertible Redeemable Debenture due September 29, 2010, the Company’s Series A 8% Convertible Redeemable Debenture due October 10, 2010 and the Company’s Series A 8% Convertible Redeemable Debenture due October 24, 2010 (the “Initial Debentures”);

WHEREAS, the Company is issuing to the Purchaser on the date hereof its Series A 8% Convertible Redeemable Debenture due November 7, 2010 (the “Additional Debenture” and, together with the Initial Debentures, the “Debentures”);

WHEREAS, the Company has agreed to cause its transfer agent to deliver to the Escrow Agent or reserve for issuance to the Escrow Agent such number of additional shares of its authorized common stock, in order that the aggregate number of shares of the Company’s common stock held by the Escrow Agent as provided below and reserved for issuance to the Escrow Agent by its transfer agent shall equal the outstanding amount of the Debentures from time to time, divided by the best bid price for the common stock shown on the pink sheets, times four (together with the shares of the Company’s common stock then held by the Escrow Agent);

WHEREAS, in order to induce the Purchaser to purchase the Additional Debenture, the Company has agreed to execute this Escrow Agreement and to deliver such additional shares of its common stock as its transfer agent will deliver to the Escrow Agent from time to time (the “Escrow Shares”) as security for its performance under the Debentures and the Securities Sale Agreement between Purchaser and the Company dated as of September 29, 2008 (the “Sale Agreement”); and

WHEREAS, in the event that Purchaser exercises its rights of conversion under the  Debentures, the Escrow Shares shall be made available for such purpose under this Escrow Agreement.

NOW THEREFORE, in consideration of the respective premises, mutual covenants and agreements of the parties hereto, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Appointment of Escrow Agent.  Escrow Agent is hereby appointed as escrow agent and the Escrow Agent hereby accepts such appointment.  The Escrow Agent shall act in accordance with the instructions set forth in this Escrow Agreement and any further instructions given to it by written instrument signed by Company and Purchaser.

2.           Escrow Shares Delivery and Application

(a)           The Company shall deposit the Escrow Shares, which shall not contain any restrictive legend of any nature, in an account which the Escrow Agent maintains at a registered brokerage firm ("Brokerage Firm") issued in the name of Escrow Agent.

(b)           The Escrow Agent shall act solely as a stakeholder with respect to the Escrow Shares.  Accordingly, the Escrow Agent shall not have the power to vote the Escrow Shares, nor shall the Escrow Agent have any beneficial interest in the Escrow Shares.

(c)           Each notice of conversion of a Debenture (a “Notice of Conversion”) shall be simultaneously sent to the Company, as required by the terms of the Debenture and/or the Sale Agreement, and to the Escrow Agent.  In the event there are any errors or discrepancies in the Notice of Conversion, the Company and the Purchaser will cooperate fully in resolving such errors.  Upon Escrow Agent’s receipt of a copy of a Notice of Conversion and, provided that Escrow Agent has not received a notice from the Company indicating any errors or discrepancies in the Notice of Conversion, and, provided that Escrow Agent has not received a notice from the Company indicating any errors or discrepancies in the Notice of Conversion (in which event the Escrow Agent will promptly notify Purchaser of such notice and will use reasonable efforts assist the Company and Purchaser in resolving the issue), (i) the number of Escrow Shares set forth in the Notice of Conversion shall become the property of the Purchaser, and (ii) the Escrow Agent shall permit the Brokerage Firm to journal such shares over to the Purchaser's account at the Brokerage Firm or to such other account as the Purchaser shall direct. Until such Notice of Conversion is received, Purchaser shall have absolutely no right, title or interest in any of the Escrow Shares unless there is a Default or Event of Default (as defined in the Debentures).

(d)          Purchaser shall have the right under this Escrow Agreement to send Notices of Conversion for the Debentures, and in any order selected by the Purchaser in its sole and absolute discretion, subject to the terms of the Debentures.

3.           Default

(a)           If Purchaser sends the Escrow Agent a Notice of Default under either Debenture, or if, for any reason, the Company is unable, fails or refuses to deliver common stock to Purchaser as required under the Debentures, the Escrow Agent shall then release all the Escrow Shares to the Purchaser.

(b)           Escrow Agent is specifically authorized to rely upon the validity and effectiveness of any Notice of Default, received by the Escrow Agent.

(c)           Upon payment in full by the Company of the Debentures, or upon conversion of the Debentures into Conversion Shares (as such term is defined in the Debentures), any remaining Escrow Shares shall be delivered by the Escrow Agent to the Company, and upon such delivery, none of the parties to this Escrow Agreement shall have any further obligations to the others.  In the event that the Escrow Shares are delivered to the Purchaser upon an Event of Default, the Escrow Agent shall have no further obligations under this Escrow Agreement.

4.           Indemnification.  The Purchaser and the Company agree, jointly and severally, to indemnify, defend and hold harmless the Escrow Agent from and against any and all costs (including, without limitation, legal fees and expenses), liabilities, claims and losses arising out of or in connection with this Escrow Agreement or any action or failure to act by the Escrow Agent under this Escrow Agreement, except as provided in paragraph 5 below.

5.           Concerning the Escrow Agent.  To induce the Escrow Agent to act hereunder, it is further agreed by the undersigned that:

(a)           This Escrow Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto.  No implied duties or obligations shall, on the part of the Escrow Agent, be read into this Escrow Agreement.  The Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Escrow Agreement.

(b)           The Escrow Agent shall not be liable for any action or failure to act in its capacity as Escrow Agent hereunder unless such action or failure to act shall constitute willful misconduct on the part of the Escrow Agent, in which case there shall be no indemnification obligations.

(c)           The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof.  The Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume, unless he has actual knowledge to the contrary, that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

(d)           The Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Escrow Agreement and shall not be liable for any action taken or omitted in accordance with such advice, except as provided in paragraph 5(b) above.

(e)           The Escrow Agent does not have and shall not have any interest whatsoever in the Escrow Shares or any other property deposited hereunder but is serving as escrow holder only and having only possession thereof with no rights as a shareholder of the Company, and is not charged with any duty or responsibility to determine the validity or enforceability of any such documents.  Furthermore, the Escrow Agent shall have no right to vote the Escrow Shares or have any other pecuniary rights in the Escrow Shares or have control of, direct or indirect, or role in the Company’s corporate governance or otherwise.  The Escrow Agent may not assert any lien on the Escrow Shares for payment of any fee due the Escrow Agent.

(f)           The Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Escrow Shares to any successor Escrow Agent, jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement thereafter.  The resignation of the Escrow Agent will take effect on the earlier of (a) the appointment of a successor (including a court of competent jurisdiction) or (b) the day which is 30 days after the date of delivery of its written notice of resignation to the other parties hereto.  If at that time the Escrow Agent has not received a designation of a successor Escrow Agent, the Escrow Agent's sole responsibility after that time shall be to safekeep the Escrow Shares and not make delivery or disposition thereof until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final order of a court of competent jurisdiction.

(g)           In the event of any disagreement among the parties hereto resulting in adverse claims or demands being made in connection with the Escrow Shares, or in the event that the Escrow Agent otherwise determines that the Escrow Shares should be retained, then the Escrow Agent may retain the Escrow Shares until the Escrow Agent shall have received (i) a final nonappealable order of a court of competent jurisdiction directing delivery of the Escrow Shares or (ii) a written agreement executed by the other parties hereto directing delivery of the Escrow Shares, in which case the Escrow Agent shall promptly deliver the Escrow Shares in accordance with such order or agreement.  Any court order referred to in (i) above shall be accompanied by a legal opinion by counsel for the presenting party reasonably satisfactory to the Escrow Agent to the effect that said court order is final and nonappealable.  The Escrow Agent shall act on such court order and legal opinion without further question.

(h)           This Escrow Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors (including successors by way of merger) and assigns, heirs, administrators and representatives, and shall not be enforceable by or inure to the benefit of any third party except as provided in paragraph (g) with respect to a resignation by the Escrow Agent.

(i)           This Escrow Agreement may be modified by a writing signed by all the parties hereto, and no waiver hereunder shall be effective unless in a writing signed by the party to be charged.

6.           Consent to Jurisdiction.  Company, Purchaser and the Escrow Agent hereby irrevocably consent to the jurisdiction of any federal or state court, in New York, New York, in any action or proceeding arising out of or relating to this Escrow Agreement.  Company hereby irrevocably waives, to the fullest extent possible, the defense of an inconvenient forum to the maintenance of such action or proceeding.  Service of process may be effectuated by certified mail, return receipt requested, or by Federal Express with evidence of delivery to the parties at the addresses set forth in Section 8 below.

THE COMPANY, THE ESCROW AGENT AND The PURCHASER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, SUIT OR COUNTERCLAIM, ARISING IN CONNECTION WITH, OUT OF OR OTHERWISE RELATING TO THIS ESCROW AGREEMENT.  THE COMPANY SHALL NOT RAISE ANY COUNTERCLAIM IN ANY PROCEEDING BROUGHT BY THE PURCHASER TO ENFORCE THE PROVISIONS OF THIS ESCROW AGREEMENT.

Nothing herein shall affect the right of the Purchaser to serve process in any other manner permitted by law or to affect the right of the Purchaser to bring any action or proceeding against Purchaser in any other court or jurisdiction.

7.           Governing Law.  This Escrow Agreement shall be governed in all respects by the laws of the State of New York.  The parties agree to submit to the jurisdiction and venue of any state or federal court in New York City having subject matter jurisdiction over the matter.  Service may be made by certified mail, return receipt requested, to the parties at the addresses set forth in paragraph 8 below, but the parties shall not be precluded from making service in any other manner permitted by law.

8.           Notices.  All notices, requests, consents and other communications hereunder shall be in writing, shall be delivered by hand or sent by U.S. Express Mail, Fedex or some other reliable overnight courier service for next day delivery.  Each such notice or other communication shall, for all purposes of this Escrow Agreement, be treated as effective or having been given when delivered if delivered personally, or, if sent by overnight express mail service, 1 day after the same has been deposited with the U.S. Postal Service, Fedex or the overnight courier.

If to Company:

American Scientific Resources, Inc
1112 Weston Road,
Unit 278
Weston, FL  33326
Phone: 845-255-2200
Fax: 845-255-3299
Email: docbip@kidzmed.com

with copy to:

Robert C. Laskowski
Attorney at Law
520 SW Yamhill, Suite 600
Portland, Oregon 97204-1329
Facsimile: (503) 227-2980
roblaw@hevanet.com

If to Purchaser:

Blaydon Capital, LLC
200 South Executive Drive, Suite 101
Brookfield, WI   53005
Attn: Samuel Eisenberg
Facsimile: 262-785-7995
Email: blaydoncapital@yahoo.com

with copy to:

Novack Burnbaum Crystal LLP
300 East 42nd Street
New York, New York 10017
Attn: Martha M. Dwyer
Phone:  212-682-4002
Facsimile: 212-986-2907
mdwyer@nbclaw.com

If to Escrow Agent:

Robert C. Laskowski
Attorney at Law
520 SW Yamhill, Suite 600
Portland, Oregon 97204-1329
Facsimile: (503) 227-2980
roblaw@hevanet.com

9.           Counterparts.  This Escrow Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute one Agreement.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or e-mail in pdf format shall be effective as delivery of a manually executed counterpart.  Any party so delivering this Agreement shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile or e-mail transmission.

10.         Fees.  The Company shall pay all reasonable fees and expenses of the Escrow Agent.

[signatures appear on next page]

IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be duly executed and delivered, as of the day and year first above written.

COMPANY:

AMERICAN SCIENTIFIC RESOURCES, INC.

By:
Name:	Christopher F. Tirotta, MD, MBA
Title: CEO/Chairman of the Board

PURCHASER:

BLAYDON CAPITAL, LLC

By:
Name: Samuel Eisenberg
Title: Managing Member

ESCROW AGENT:

Robert C. Laskowski